Exhibit 15

Acknowledgment Letter of Independent Registered Public Accounting Firm

October 30, 2025

To the Shareholders and Board of Directors of State Street Corporation

We are aware of the incorporation by reference in the Registration Statements, as listed below, of State Street Corporation of our report dated October 30, 2025, relating to the unaudited condensed consolidated interim financial statements of State Street Corporation that are included in its Form 10-Q for the quarter ended September 30, 2025.

Form	Registration Statement No.	Description
Form S-3	333-288196	Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Purchase Contracts, Units and Warrants
Form S-4	333-248707	Fixed-to-Floating Rate Senior Note Exchanges
Form S-8	333-100001	2002 Savings-Related Stock Plan
Form S-8	333-99989	1997 Equity Incentive Plan
Form S-8	333-46678	1997 Equity Incentive Plan
Form S-8	333-36793	1997 Equity Incentive Plan
Form S-8	333-36409	1997 Equity Incentive Plan
Form S-8	333-135696	2006 Equity Incentive Plan
Form S-8	333-160171	2006 Equity Incentive Plan
Form S-8	333-183656	2006 Equity Incentive Plan
Form S-8	333-218048	2017 Stock Incentive Plan
Form S-8	333-233874	2017 Stock Incentive Plan
Form S-8	333-272090	2017 Stock Incentive Plan
Form S-8	333-282262	Deferred compensation under the Management Supplemental Savings Plan

/s/ Ernst & Young LLP

Boston, Massachusetts